UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2026

Wealthfront Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42987	20-8280144

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

261 Hamilton Avenue Palo Alto, California	94301

(Address of principal executive offices)	(Zip Code)

(844) 995-8437
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	WLTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01 Regulation FD Disclosure.
On January 28, 2026, Wealthfront Corporation (the “Company” or “Wealthfront”) announced that it would be increasing the base client annual percentage yield ("APY") on cash in Wealthfront Cash Accounts by five basis points to a 3.30% APY effective on Friday, January 30, 2026. The announced increase is a result of the effective federal funds rate stabilizing at a higher rate within its target range for the first time in several years and the Company’s decision to pass along this benefit to clients in the form of a higher APY.

Including this change, Wealthfront currently expects that its annualized cash management fee rate will be approximately 0.59% for the first quarter of fiscal year 2027. This includes an assumption, among others, that there is no change to the federal funds target range in the period.

As of January 26, 2026, Wealthfront’s total platform assets were approximately $94.2 billion, with growth since December 31, 2025 driven by Investment Advisory.

The information furnished in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

The Company announces material information to the public through filings with the Securities and Exchange Commission (the “SEC”), the investor relations page on its website (ir.wealthfront.com), press releases, public conference calls, public webcasts, and its social media accounts on X, Instagram, Facebook, and LinkedIn in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

The content of the Company’s websites and information that the Company may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through the Company’s websites or these online and social media channels are not incorporated by reference into this Current Report on Form 8-K or in any other report or document the Company files with the SEC, and any references to the Company’s websites or these online and social media channels are intended to be inactive textual references only.
Cautionary Note Regarding Forward-Looking Statements
This Current Report contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this Current Report other than statements of historical fact, including statements regarding Wealthfront’s future operating results and financial condition, its business strategy and plans, market growth, and its objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are made as of the date they were first issued and are based on information available to Wealthfront together with Wealthfront’s expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Wealthfront’s control. Wealthfront’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors. Further information on potential risks that could affect actual results is included in Wealthfront’s most recent filings with the Securities and Exchange Commission (the “SEC”), including Wealthfront’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, filed with the SEC on January 23, 2026, copies of which may be obtained by visiting Wealthfront’s Investor Relations website at https://ir.wealthfront.com or the SEC's website at https://www.sec.gov. Past performance is not necessarily indicative of future results. Wealthfront undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should not be relied upon as representing Wealthfront’s views as of any date subsequent to the date of this press release.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wealthfront Corporation

Date:	January 28, 2026	By:	/s/ Alan Imberman
Name: Alan Imberman
Title: Chief Financial Officer